Exhibit 8)(d)(2): Amendment No. 1 to the Amended and Restated Participation Agreement among MFS Variable Insurance Trust, United of Omaha Life Insurance company and Massachusetts Financial Services Company.

                                 AMENDMENT NO. 1
                                       TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

     Pursuant to the Amended and Restated Participation Agreement, made and entered into as of the 12/th/ day of March, 2001, by and among MFS Variable Insurance Trust, United of Omaha Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to amend Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Amended and Restated Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall be effective as of November 22, 2002.

                                        UNITED OF OMAHA LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        BY:     /s/ Richard A. Witt
                                           -------------------------------------
                                        Title:  Executive Vice President
                                              ----------------------------------
                                        Date:   6/23/03
                                             -----------------------------------


                                        MFS VARIABLE INSURANCE TRUST,
                                        on behalf the Portfolios

                                        By its authorized officer and not
                                         individually,


                                        BY:     /s/ James R. Bordewick, Jr.
                                           -------------------------------------
                                        Title:  Assistant Secretary
                                              ----------------------------------
                                        Date:
                                             -----------------------------------


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        BY:     /s/ Stephen E. Cavan
                                           -------------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                                         As of November 22, 2002

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

-------------------------------------------------------------------------------------------------------------------
        Name of Separate                                        Share Class
        Account and Date               Policies Funded      (Initial or Service        Portfolios Applicable to
Established by Board of Directors    by Separate Account          Class)                     Policies
-------------------------------------------------------------------------------------------------------------------
         United of Omaha               Variable Annuity          Initial           MFS Capital Opportunities Series
  Separate Account C, (12-1-93)          # 6090L-0595                                 MFS Emerging Growth Series
      (Variable Annuities)                6500L-0898                                    MFS High Income series
                                                                                          MFS Research Series
                                                                                     MFS Strategic Income Series
-------------------------------------------------------------------------------------------------------------------
         United of Omaha                Variable Life            Initial           MFS Capital Opportunities Series
   Separate Account B, (8-27-96)          6347L-0697                                  MFS Emerging Growth Series
         (Variable Life)                  6387L-1197                                    MFS High Income series
                                                                                         MFS Research Series
                                                                                     MFS Strategic Income Series
-------------------------------------------------------------------------------------------------------------------
                                                                                   MFS Capital Opportunities Series
         United of Omaha               Variable Annuity          Service              MFS Emerging Growth Series
  Separate Account C, (12-1-93)           6880L-1101                                    MFS High Income series
      (Variable Annuities)                6980L-1002                                     MFS Research Series
                                                                                      MFS Strategic Income Series
-------------------------------------------------------------------------------------------------------------------